EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of this 31st day of January, 2006

BETWEEN:

Aultra Gold Inc. (Canada), a British Columbia corporation, having a head office at 1750 - 999 West Hastings Street,
Vancouver, British Columbia, V6C 2W2

(the "Company")

OF THE FIRST PART

AND:

Mr. Rauno Perttu, of 2816 Upper Applegate Road,
Jacksonville OR 97530

(the "Employee")

OF THE SECOND PART

WHEREAS:

A.  The Employee has expertise in the acquisition and financing of mineral properties;

B.  The Company has agreed to employ the Employee and the Employee has agreed to accept such employment on the terms and conditions of the Company hereinafter set forth;

NOW THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. ENGAGEMENT OF SERVICES

1.1
Employment - The Company hereby agrees to employ the Employee as President and Chief Executive Officer of the Company and of any affiliated or subsidiary companies for the purpose of carrying on the same or the similar business of business of acquiring and exploring gold and mineral properties with proven and probable reserves and the Employee hereby accepts such employment.

1.2
Scope of Duties - The Employee shall perform such duties, functions and assignments related to the Company's business as may from time to time be reasonably required of him by the Board of Directors of the Company or in the case of an affiliate or subsidiary company, by the Board of Directors of that Company. In addition the Employee shall be responsible for:

(a)	seeking out mineral properties for acquisition by the Company;

(b)	conducting negotiations on behalf of the Company in respect of the acquisition of mineral properties, including options to acquire mineral properties;

(c)	exploring, drilling, developing, constructing, operating mines; and

(d)	assisting the Company in obtaining all equity financing needed by it in connection with the exploration and development of the mineral properties acquired during the term of this Agreement,

subject at all times to the direction of the Board of Directors of the Company.

2. TERM OF AGREEMENT

2.1	Term - The term of this Agreement shall commence on the date first written above and shall continue in effect until this Agreement is terminated pursuant to the provisions of Article 5 (the "Term").

3. REMUNERATION

3.1	Salary - The Company shall pay to the Employee the sum of $10,000 per month during the Term, on the last day of each and every month throughout the Term.

3.2
Expenses - The Company shall reimburse the Employee for all reasonable traveling, promotional and other expenses actually and properly incurred by him in his duties hereunder. All claims for reimbursement submitted by the Employee shall be supported by receipts or other evidence satisfactory to the Company.

3.3
Stock options - In addition to the compensation provided for in paragraph 3.1, the Employee shall be entitled to such stock options as may be approved by the Board of Directors of the Company and the regulatory authorities and shall be entitled to participate in any employee share purchase plans as may from time to time be established by the Board of Directors of the Company.

3.4	Benefits - The Employee shall be entitled to participate in all other benefit plans adopted by the Company for its employees from time to time.

4. CONFIDENTIALITY

4.1
Non-disclosure of corporate information - The Employee shall not, either during the course of providing his services hereunder or at any time thereafter, disclose to any person, other than to the directors and employees of the Company in the course of providing his services hereunder, any confidential information concerning the business or affairs of the Company which the Employee may have acquired in the course of or incidental to providing his services hereunder or otherwise.

4.2
Use of corporate information - The Employee shall not directly or indirectly use (whether for his own benefit or to the detriment or intended detriment of the Company) any confidential information he may acquire with respect to the business and affairs of the Company. All such information shall be held by the Employee in trust for the sole benefit of the Company.

5. TERMINATION

5.1
Termination by Company - Notwithstanding paragraph 2.1, the Company may terminate this Agreement prior to the expiry of the Term at any time without notice for just cause, or without cause upon 3 months notice in writing or upon the payment to the Employee of $30,000 in lieu of such notice.

5.2	Termination by the Employee - The Employee may terminate this Agreement upon 3 months notice in writing to the Company, or without notice for just cause.

5.3
Disability - If the Employee fails, by reason of illness or mental or physical disability or other incapacity, to perform his duties hereunder for any six consecutive calendar months in any twelve month period during the Term, then either the Employee or the Company may at the expiration of such six month period deliver notice to the other party that this Agreement and the employment of the Employee hereunder is terminated, and upon such notice being delivered by the Company or the Employee, this Agreement and such employment shall terminate.

6.  GENERAL PROVISIONS

6.1
Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the parties agree to submit to the jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

6.2
Notice - Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by prepaid registered post addressed to the parties at the above mentioned addresses or at such other address of which notice may be given by such party. Any notice shall be deemed to have been received, if personally delivered, on the date of delivery, and if mailed as aforesaid, then on the fourth business day following the day of mailing.

6.3	Assignment - This Agreement may not be assigned in whole or in part by either of the parties.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Aultra Gold, Inc. (Canada)

_______________________________
Authorized Signatory

SIGNED, SEALED & DELIVERED
by Rauno Perttu in the presence of:
___________________________________
Signature of Witness

Name: ___________________________________
Address: _________________________________
___________________________________

Occupation: ______________________________
) ) ) ) ) ) Rauno Perttu ) ) ) ) ) )